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                                                                      EXHIBIT 11

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

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                                                        YEAR ENDED DECEMBER 31,
                                                        -----------------------
                                                         1996    1995    1994
                                                        ------- ------- -------
                                                         (IN THOUSANDS, EXCEPT
                                                           INCOME PER SHARE)
Primary earnings per share:
  Net income........................................... $75,984 $14,193 $ 7,524
                                                        ======= ======= =======
  Weighted average number of shares outstanding........  36,063  31,826  31,720
  Net effect of dilutive stock options--Based on
   treasury stock method using average market price....   2,637   2,632   1,861
                                                        ------- ------- -------
    Total average shares...............................  38,700  34,458  33,581
                                                        ======= ======= =======
  Primary net income per share......................... $  1.96 $  0.41 $  0.22
                                                        ======= ======= =======
                                                        YEAR ENDED DECEMBER 31,
                                                        -----------------------
                                                         1996    1995    1994
                                                        ------- ------- -------
Fully diluted earnings per share:
  Net income........................................... $75,984 $14,193 $ 7,524
                                                        ======= ======= =======
  Weighted average number of shares outstanding........  36,063  31,826  31,720
  Net effect of dilutive stock options--Based on
   treasury stock method using end of period market
   price...............................................   2,912   3,296   1,862
                                                        ------- ------- -------
    Total average shares...............................  38,975  35,122  33,582
                                                        ======= ======= =======
Fully diluted net income per share..................... $  1.95 $  0.40 $  0.22
                                                        ======= ======= =======
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